Exhibit 99.18

LaSalle Bank	LaSalle Bank N.A.,
ABN AMRO	135 S. LaSalle Street
Chicago, IL 60603
312/904-8659
Facsimile: 312/904-6457
george.kumis@abnamro .com

George L. Kumis
Senior Vice President

Commercial Lending: Healthcare Industry
Acceptance of Request for Extension
December 22, 2006
Aetna Inc,
151 Farmington Avenue
Hartford, CT 06156

Re:	Amended and Restated Five-Year Credit Agreement dated as of January 20, 2006 (the “Credit Agreement”)
Attention: Alfred P. Quirk, Vice President, Finance and Treasurer
Dear Al:
We have received your Extension Request, dated December 5, 2006, and pursuant to Section 2.06(c) (Maturity of Loans) of the above-referenced Credit Agreement, we hereby agree to the extension set forth in such request. Upon the effectiveness of the Extension Request in accordance with Section 2.06(c) of the Credit Agreement, the new Maturity Date will be January 20, 2012.
We have made a notation of this extension on the Schedule of Loans, Payments of Principal attached to our Syndicated Note(s).

Very truly yours,

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ George L. Kumis

Name: George L. Kumis
Title: Senior Vice President